Exhibit 99.1

 Physicians Formula Terminates 10b5-1 Repurchase Instruction

AZUSA, CA (October 10, 2008) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced that in light of the unanticipated change in the volume limitation under Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company has terminated its Rule 10b5-1 trading plan dated September 12, 2008. Physicians Formula gave notice of termination under the Plan to the broker on October 9, 2008, which notice will take effect on October 10, 2008.

As of the close of trading on October 9, 2008, approximately $6.5 million remained authorized for repurchases under the Company’s previously announced stock repurchase program for up to $10.0 million of the Company’s common stock (The “Repurchase Program”).  Under the Repurchase Program, the Company may continue to repurchase shares of its common stock in the open market or in privately negotiated transactions, in compliance with the safe harbor provisions of Rule 10b-18 under the Exchange Act. The window for such discretionary repurchases is currently closed and will reopen two full trading days after Physicians Formula announces its third fiscal quarter results. The Repurchase Program does not obligate the Company to repurchase any dollar amount or number of shares of its common stock, and the program may be extended, modified, suspended or discontinued at any time.

About Physicians Formula Holdings, Inc.

Physicians Formula is one of the fastest growing cosmetics companies operating in the mass market prestige, or "masstige," market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in approximately 27,000 stores throughout the U.S. including stores operated by Wal-Mart, Rite Aid, Target, CVS, Walgreens and Kroger.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "believes," "plans," "predicts," and similar terms. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations and ability to achieve cost savings; the effect of technological and regulatory changes; the Company's cash needs and financial performance; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's filings with the SEC, and available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

(FACE/F)

Contact:	John Mills / Anne Rakunas
Integrated Corporate Relations, Inc.
(310) 954-1100